EX-99.(t)

POWER OF ATTORNEY

for PGIM Private Credit Fund (the “Fund”)

The undersigned trustees and/or officers of the Fund hereby authorize Andrew French, Claudia DiGiacomo, Melissa Gonzalez, Patrick McGuinness, Debra Rubano, George Hoyt and Devan Goolsby, or any of them, as true and lawful attorneys-in-fact and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned trustees and/or officers (and not in such trustee’s or officer’s personal individual capacity for personal financial or estate planning):

(i)

the Registration Statement on Form N-2 of the Fund and any amendment thereto, including any pre-effective or post-effective amendments and any subsequent registration statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any and all supplements or other instruments in connection therewith, for or on behalf of the Fund, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents with all exhibits thereto, with the Securities and Exchange Commission;

(ii)

the Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and any amendments thereto, and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and

(ii)

any and all statements of beneficial ownership on Forms 3, 4, or 5, or Schedules 13D or 13G, in connection with the undersigned’s beneficial ownership of securities of the Fund, that may be required of the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to file the same, and all other documents in connection therewith, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts via facsimile, email or other means, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

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EX-99.(t)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 26th day of March, 2026.

Signature	Title

/s/ Scott Benjamin	Trustee and Vice President
Scott Benjamin

/s/ Christian J. Kelly	Chief Financial Officer (Principal Financial Officer)
Christian J. Kelly

/s/ Elyse McLaughlin	Treasurer and Principal Accounting Officer
Elyse McLaughlin

/s/ Mack McNair	Trustee
Mack McNair

/s/ Stuart S. Parker	President and Principal Executive Officer
Stuart S. Parker

/s/ Mary Lee Schneider	Trustee
Mary Lee Schneider

/s/ Thomas M. Turpin	Trustee and Chairperson
Thomas M. Turpin